                                    EXHIBIT E











                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                           APGC HOLDINGS COMPANY, LLC

                      A Delaware Limited Liability Company

                         Effective as of April 27, 1999

                                TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               ----
ARTICLE I........................................................................................................1
         DEFINITIONS.............................................................................................1

ARTICLE II.......................................................................................................8
         FORMATION...............................................................................................8

                  2.1      Certificate of Formation..............................................................8
                  2.2      Name..................................................................................8
                  2.3      Principal Place of Business...........................................................8
                  2.4      Term..................................................................................8
                  2.5      Registered Agent......................................................................8

ARTICLE III......................................................................................................9
         BUSINESS OF COMPANY.....................................................................................9

ARTICLE IV.......................................................................................................9
         MEMBERSHIP INTERESTS....................................................................................9

ARTICLE V.......................................................................................................10
         RECORDS, INFORMATION AND REPORTS; TAX MATTERS MEMBER...................................................10

                  5.1      Books, Records and Tax Information...................................................10
                  5.2      Tax Matters Member...................................................................10

ARTICLE VI......................................................................................................11
         CONTRIBUTIONS AND CAPITAL ACCOUNTS.....................................................................11

                  6.1      Capital Contributions................................................................11
                  6.2      Default on Capital Contributions.....................................................11
                  6.3      Capital Accounts.....................................................................12

ARTICLE VII.....................................................................................................13
         ALLOCATIONS............................................................................................13

                  7.1      Net Profits and Net Losses...........................................................13
                  7.2      Special Allocations..................................................................14
                  7.3      Curative Allocations.................................................................15
                  7.4      Other Allocation Rules...............................................................16
                  7.5      Tax Allocations:  Code Section 704(c)................................................16

ARTICLE VIII....................................................................................................17
         DISTRIBUTIONS..........................................................................................17

                  8.1      Net Cash Flow........................................................................17
                  8.2      Division Among Members...............................................................17
                  8.3      Amounts Withheld.....................................................................17
                  8.4      Distributions to Pay Taxes...........................................................18
                  8.5      Limitation Upon Distributions........................................................18

ARTICLE IX......................................................................................................18

         MEETINGS OF MEMBERS....................................................................................18

                  9.1      Meetings.............................................................................18
                  9.2      Place of Meetings....................................................................18
                  9.3      Notice of Meetings...................................................................18
                  9.4      Record Date..........................................................................19
                  9.5      Quorum...............................................................................19
                  9.6      Manner of Acting.....................................................................19
                  9.7      Proxies..............................................................................19
                  9.8      Action by Members Without a Meeting..................................................19
                  9.9      Waiver of Notice.....................................................................20
                  9.10     Participation in Meetings by Telephone...............................................20

ARTICLE X.......................................................................................................20
         BOARD OF MANAGERS......................................................................................20

                  10.1     Board of Managers....................................................................20
                  10.2     Resignation..........................................................................20
                  10.3     Removal of Managers..................................................................20
                  10.4     Vacancies............................................................................20
                  10.5     Regular Meetings of the Board of Managers............................................20
                  10.6     Special Meetings of the Board of Managers............................................21
                  10.7     Notice of Meetings...................................................................21
                  10.8     Participation by Electronic Communication............................................21
                  10.9     Action Without Meeting...............................................................21
                  10.10    Quorum and Voting....................................................................21
                  10.11    Committees...........................................................................22
                  10.12    Standard of Conduct..................................................................22
                  10.13    Compensation.........................................................................22
                  10.14    Actions Requiring Member Approval....................................................22

ARTICLE XI......................................................................................................23
         OFFICERS ..............................................................................................23

                  11.1     Powers...............................................................................23
                  11.2     Election and Term....................................................................23
                  11.3     Duties...............................................................................24
                  11.4     Standard of Conduct..................................................................25
                  11.5     Compensation.........................................................................25
                  11.6     Removal..............................................................................25
                  11.7     Resignation..........................................................................25

ARTICLE XII.....................................................................................................25
         NO EXCLUSIVE DUTY; INDEMNIFICATION.....................................................................25

                  12.1     Managers and Officers Have No Exclusive Duty to Company..............................25
                  12.2     Indemnification of Managers and Officers.............................................26

ARTICLE XIII....................................................................................................27
         DISPOSITION OF MEMBERSHIP INTERESTS....................................................................27

                  13.1     Disposition..........................................................................27

                  13.2     Option to Purchase Upon Bankruptcy or Termination of Employment......................28
                  13.3     Closing..............................................................................29
                  13.4     Conditions to Transfers..............................................................30
                  13.5     Acknowledgment.......................................................................31

ARTICLE XIV.....................................................................................................32
         ADMISSION OF ASSIGNEES AND ADDITIONAL MEMBERS..........................................................32

                  14.1     Rights of Assignees..................................................................32
                  14.2     Admission of New Members.............................................................32
                  14.3     Admission of Additional Members......................................................32

ARTICLE XV......................................................................................................32
         DISSOLUTION AND TERMINATION............................................................................32

                  15.1     Dissolution..........................................................................32
                  15.2     Effect of Event of Dissolution.......................................................33
                  15.3     Winding Up, Liquidation and Distribution of Assets...................................33
                  15.4     Certificate of Cancellation..........................................................34
                  15.5     Return of Contribution Nonrecourse to Other Members..................................34

ARTICLE XVI.....................................................................................................34
         MISCELLANEOUS PROVISIONS...............................................................................34

                  16.1     Notices..............................................................................34
                  16.2     Application of Delaware Law..........................................................34
                  16.3     Waiver of Action for Partition.......................................................35
                  16.4     Amendments...........................................................................35
                  16.5     Construction.........................................................................35
                  16.6     Headings and Pronouns................................................................35
                  16.7     Time.................................................................................35
                  16.8     Waivers..............................................................................35
                  16.9     Successors and Assigns...............................................................35
                  16.10    Creditors............................................................................35
                  16.11    Counterparts.........................................................................35
                  16.12    Representations and Warranties.......................................................35
                  16.13    Offset...............................................................................36
                  16.14    Assurances...........................................................................36
                  16.15    Specific Performance.................................................................36
                  16.16    Complete Agreement...................................................................36
                  16.17    Jurisdiction and Venue...............................................................36
                  16.18    Separability of Provisions...........................................................37
                  16.19    Estoppel Certificate.................................................................37
                  16.20    No Partnership Intended for Non-Tax Purposes.........................................37
                  16.21    Confidentiality......................................................................38

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                           APGC HOLDINGS COMPANY, LLC

         THIS LIMITED LIABILITY COMPANY AGREEMENT is made and entered as of the 27th day of April, 1999, by, between and among each Person named as a Member on Exhibit A attached hereto and all other Persons who may hereafter become Members (as defined below).

                                    ARTICLE I

                                   DEFINITIONS

         The following terms used in this Agreement shall have the following meanings (unless otherwise expressly provided herein):

                  (a) "Act" shall mean the Delaware Limited Liability Company Act, as amended from time to time (6 Del. ss. 18.101 et. seq.).

                  (b) "Adjusted Capital Account Deficit" means, with respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

                  (i) Credit to such Capital Account any amounts that such Member is obligated to restore or is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

                  (ii) Debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and
         1.704-1(b)(2)(ii)(d)(6) of the Treasury Regulations.

                  (c) "Adjusted Cash Contribution" shall mean, as of any day, a Member's cash Capital Contributions (i.e., excluding contributions of property other than cash) adjusted as follows:

                  (i) Increased by the amount of any Company liabilities which, in connection with distributions pursuant to Sections 8.1(a) and 15.3(b)(ii) hereof, are assumed by such Member or are secured by any Property distributed to such Member, and

                      (ii) Reduced by the amount of cash and the Gross Asset Value of any Property distributed to such Member pursuant to Sections 8.1(a) and 15.3(b)(ii) hereof and the amount of any liabilities of such Member assumed by the Company or which are secured by any property contributed by such Member to the Company.

                  In the event any Member transfers all or any portion of his Membership Interest in accordance with the terms of this Agreement, his transferee shall succeed to the Adjusted Cash Contribution of the transferor to the extent it relates to the transferred Membership Interest.

                  (d) "Adjusted Stock Contribution" shall mean, as of any day, a Member's Capital Contributions in the form of stock in THE ARNOLD PALMER GOLF COMPANY, a Tennessee corporation ("APGC") (with an agreed upon fair market value set forth on Exhibit A hereto as of the date of contribution) adjusted as follows:

                      (i) Increased by the amount of any Company liabilities which, in connection with distributions pursuant to Sections 8.1(b) and 15.3(b)(iii) hereof, are assumed by such Member or are secured by any Property distributed to such Member, and

                      (ii) Reduced by the amount of cash and the Gross Asset Value of any Property distributed to such Member pursuant to Sections 8.1(b) and 15.3(b)(iii) hereof and the amount of any liabilities of such Member assumed by the Company or which are secured by any property contributed by such Member to the Company.

                  In the event any Member transfers all or any portion of his Membership Interest in accordance with the terms of this Agreement, his transferee shall succeed to the Adjusted Stock Contribution of the transferor to the extent it relates to the transferred Membership Interest.

                  (e) "Affiliate" shall mean, with respect to any person or entity ("Person"), (i) any Person directly or indirectly controlling, controlled by or under common control with such Person, (ii) any Person owning or controlling ten percent (10%) or more of the outstanding voting interests of such Person, (iii) any officer, director, or general partner of such Person, or
(iv) any Person who is an officer, director, general partner, trustee, or holder of ten percent (10%) or more of the voting interests of any Person described in clauses (i) through (iii) of this sentence. For purposes of this definition, the term "control," "is controlled by" or "is under common control with" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise.

                  (f) "Agreement" shall mean this Limited Liability Company Agreement as originally executed and as amended from time to time.

                  (g) "Board of Managers" shall mean the board of managers of the Company as described in Article X hereof.

                  (h) "Capital Account" as of any given date shall mean the Capital Contribution to the Company by a Member as adjusted up to the date in question pursuant to Article VI.

                  (i) "Capital Contribution" shall mean any contribution to the capital of the Company in cash or property by a Member whenever made. "Initial Capital Contribution" shall mean the initial contribution by a Member to the capital of the Company pursuant to this Agreement.

                  (j) "Certificate of Formation" or "Certificate" shall mean the Certificate of Formation of APGC Holdings Company, LLC, as filed with the Secretary of State of Delaware as the same has been amended and as the same may be amended from time to time.

                  (k) "Code" shall mean the Internal Revenue Code of 1986, as amended, or corresponding provisions of subsequent superseding federal revenue laws.

                  (l) "Company" shall mean APGC Holdings Company, LLC, the limited liability company formed under this Agreement pursuant to the Act.

                  (m) "Contribution Agreement" shall mean the contribution agreement whereby a Member subscribes for a Membership Interest in the Company.

                  (n) "Depreciation" shall mean, for each Fiscal Year, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such Fiscal Year, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted tax basis; provided, however, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such Fiscal Year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the President.

                  (o) "Fiscal Year" shall mean (i) the period commencing on the effective date of this Agreement and ending on the last day of the Company's taxable year, (ii) any subsequent twelve (12) month period commencing on the day after the last day of the Company's taxable year and ending on the last day of the Company's taxable year, or (iii) any portion of the period described in clause (ii) for which the Company is required to allocate Net Profits, Net Losses, and other items of Company income, gain, loss or deduction pursuant to
Article VII hereof.

                  (p) "Gross Asset Value" shall mean, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

                      (i) The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by the contributing Member and the Board of Managers;

                      (ii) The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values, as determined by the Board of Managers, as of the following times: (a) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (b) the distribution by the Company to a Member of more than a de minimis amount of Company Property as consideration for an interest in the Company; and (c) the liquidation of the Company within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g); provided, however, that the adjustments pursuant to clauses (a) and (b) above shall be made only if the Board of Managers reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company;

                      (iii) The Gross Asset Value of any Company asset distributed to any Member shall be adjusted to equal the gross fair market value of such asset on the date of distribution as determined by the distributee and the Board of Managers; and

                      (iv) The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulation
         Section 1.704-1(b)(2)(iv)(m) and Sections 1(v)(vi) and 7.2(b) hereof; provided, however, that Gross Asset Values shall not be adjusted pursuant to this Section 1(p)(iv) to the extent the Board of Managers determines that an adjustment pursuant to Section 1(p)(ii) hereof is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this Section 1(p)(iv).

                  If the Gross Asset Value of an asset has been determined or adjusted pursuant to Section 1(p)(i), 1(p)(ii) or 1(p)(iv) hereof, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Net Profits and Net Losses.

                  (q) "Majority Interest" shall mean one or more of the Percentage Interests of the Members, which taken together exceed 50% of the aggregate of all Percentage Interests.

                  (r) "Manager" shall mean any member of the Board of Managers of the Company.

                  (s) "Member" shall mean each of the Persons who executes a counterpart of this Agreement as a Member and each of the Persons who may hereafter become Members.

                  (t) "Membership Interest" shall mean a Member's entire interest in the Company, including such Member's share of one or more of the Company's Net Profits, Net Losses and distributions of the Company's assets pursuant to this Agreement and the Act, a Member's rights to participate in the management or affairs of the Company, including, rights to vote on, consent to or otherwise participate in any decision of the Members, and such other rights and privileges that the Member may enjoy by being a Member.

                  (u) "Net Cash Flow" means the gross cash proceeds of the Company less the portion thereof used to pay or establish reserves for all Company expenses, debt payments, capital improvements, replacements and contingencies, all as determined by the Board of Managers. "Net Cash Flow" shall not be reduced by depreciation, amortization, cost recovery deductions or similar allowances or non-cash charges, but shall be increased by any reductions or reserves previously established pursuant to the preceding sentence.

                  (v) "Net Profits" and "Net Losses" shall mean for each Fiscal Year, an amount equal to the Company's taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

                      (i) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Net Profits and Net Losses pursuant to this Section 1(v) shall be added to such taxable income or loss;

                      (ii) Any expenditures of the Company described in Code
         Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulations Section
         1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Profits or Net Losses pursuant to this Section 1(v) shall be subtracted from such taxable income or loss;

                      (iii) In the event the Gross Asset Value of any Company asset is adjusted pursuant to Section 1(p)(ii) or Section 1(p)(iii) hereof, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Profits and Net Losses;

                      (iv) Gain or loss resulting from any disposition of Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

                      (v) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year or other period, computed in accordance with Section 1(n) hereof;

                      (vi) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member's interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Profits or Net Losses;

                      (vii) Notwithstanding any other provision of this Section 1(t), any items which are specially allocated pursuant to Section 7.2 or Section 7.3 hereof shall not be taken into account in computing Net Profits or Net Losses.

                  The amounts of the items of Company income, gain, loss, or deduction available to be specially allocated pursuant to Sections 7.2 and 7.3 hereof shall be determined by applying rules analogous to those set forth in Sections 1(v)(i) through 1(v)(vi) above.

                  (w) "Officers" shall mean the Officers of the Company, which are described in Article XI of this Agreement.

                  (x) "Percentage Interest" shall mean the percentage interest of each Member as set forth on Exhibit A hereto as amended from time to time.

                  (y) "President" shall mean the President of the Company, the rights and duties of which are described in Section 11.3(a) of this Agreement.

                  (z) "Property" means all real and personal property acquired and operated by the Company and any improvements thereto, and shall include both tangible and intangible property.

                  (aa) "Regulatory Allocations" has the meaning set forth in
Section 7.3 hereof.

                  (ab) "Secretary" shall mean the Secretary of the Company, the rights and duties of which are described in Section 11.3(e) of this Agreement.

                  (ac) "Tax Matters Member" shall have the meaning set forth in
Section 5.2 hereof.

                  (ad) "Treasury Regulations" shall include proposed, temporary and final regulations promulgated under the Code in effect as of the date of filing the Certificate of Formation and the corresponding sections of any regulations subsequently issued that amend or supersede such regulations.

                                   ARTICLE II

                                    FORMATION

         2.1 Certificate of Formation. Effective on April 27, 1999, the Members (as of the date of formation) caused the Company to be organized as a limited liability company by delivering the executed Certificate of Formation to the Delaware Secretary of State in accordance with and pursuant to the Act.

         2.2 Name. The name of the Company is APGC Holdings Company, LLC. All business of the Company shall be conducted under that name or under any other name adopted by the Board of Managers in accordance with the Act.

         2.3 Principal Place of Business. The principal place of business of the Company is 702 Tallan Building, Chattanooga, Tennessee 37402. The Company may locate its places of business and registered office at any other place or places as the Board of Managers may from time to time deem advisable.

         2.4 Term. The period of duration for the Company shall be perpetual, unless the Company is earlier dissolved in accordance with either the provisions of this Agreement.

         2.5 Registered Agent. The Registered Agent for the Company in the State of Delaware is National Registered Agents, Inc., 9 East Loockerman Street in the City of Dover, County of Kent. The name of its Registered Agent at such address is National Registered Agents, Inc.

                                   ARTICLE III

                               BUSINESS OF COMPANY

         The business of the Company shall be: (a) to engage in the business of serving as a holding company, which shall include without limitation, acquiring, owning, operating, holding for investment and/or selling or otherwise disposing of debt or equity interests in APGC, a Tennessee corporation ("APGC"); (b) to exercise any and all other powers and to conduct any and all activities that may be legally exercised by limited liability companies under the Act, which may include without limitation, managing or conducting the businesses operated by any subsidiaries of APGC; and (c) to engage in all activities necessary, customary, convenient, or incident to any of the foregoing.

                                   ARTICLE IV

                              MEMBERSHIP INTERESTS

         The identity of all of the Members, the Percentage Interest held by each Member, and the Capital Contributions of each Member are reflected on Exhibit A attached hereto and shall be amended as necessary under the Act and this Agreement to reflect any changes in such information.

                                    ARTICLE V

              RECORDS, INFORMATION AND REPORTS; TAX MATTERS MEMBER

         5.1 Books, Records and Tax Information. Proper and complete books and records of account shall be kept by the Company and regular reports shall be prepared and delivered to the Members no less frequently than annually. Necessary tax information shall be delivered to each Member within ninety (90) days following the end of each Fiscal Year of the Company together with the above-described books, records and reports.

         5.2 Tax Matters Member. The Tax Matters Member of the Company shall be Cindy L. Davis.

             (a) The Tax Matters Member shall have the right to resign by giving thirty (30) days notice to each Member. Upon the resignation, death, legal incompetency, or bankruptcy of the Person serving as Tax Matters Member, a successor to serve in such position shall be designated by the Members by a vote of a Majority Interest.

             (b) The Tax Matters Member shall employ experienced tax counsel to represent the Company in connection with any audit or investigation of the Company by the Internal Revenue Service (the "IRS"), and in connection with all subsequent administrative and judicial proceedings arising out of such audit. The fees and expenses of such counsel shall be a Company expense and shall be paid by the Company. Such counsel shall be responsible for representing the Company; it shall be the responsibility of the Members, at their expense, to employ tax counsel to represent their respective separate interests.

             (c) The Tax Matters Member shall keep the Members informed of all administrative and judicial proceedings, and shall furnish to each Member, who so requests in writing, a copy of each notice or other communication received by the Tax Matters Member from the IRS (except such notices or communications that shall be sent directly to such requesting member by the IRS). All expenses incurred by the Tax Matters Member, in his capacity as Tax Matters Member, shall be Company expenses and shall be paid by the Company.

             (d) The Tax Matters Member shall not have the authority, unless action has been approved by vote of a Majority Interest, to do all or any of the following:

                  (i) to enter into a settlement with the IRS which purports to bind Members other than the Tax Matters Member;

                  (ii) to file petitions contemplated in Section 6226(a) or
         Section 6228 of the Code;

                  (iii) to intervene in any action contemplated in Section 6226(b) of the Code;

                  (iv) to file any requests contemplated in Section 6227(b) of the Code;

                  (v) to enter into an agreement extending the period of limitations as contemplated in Section 6229(b)(1)(B) of the Code.

                                   ARTICLE VI

                       CONTRIBUTIONS AND CAPITAL ACCOUNTS

         6.1 Capital Contributions. Each Member has made or shall make Capital Contributions with respect to its Membership Interest in accordance with the terms of the Contribution Agreement between each such Member and the Company. In accordance with the terms of the Contribution Agreement between the Members and the Company, each Member shall make additional Capital Contributions (free and clear of all liens and encumbrances) with respect to its Membership Interest up to the Contribution Amount (as defined in Section 1(b) of the Contribution Agreement for each Member) upon notice of the request of the Board of Managers. In the event that the Company or an affiliate of the Company fails to merge with APGC, then the Contribution Amounts shall be returned to the contributing Members within ten (10) days following the event establishing conclusively that no such merger shall occur. The Members shall not be required to make any Capital Contribution to the Company in addition to those described in this
Section 6.1, regardless of whether any cash or Property has been distributed to the Members pursuant to this Agreement.

         6.2 Default on Capital Contributions. If a Member fails to make any Capital Contributions when due, such Member shall be in default and the Company may exercise all legal rights available against such Member.

         6.3 Capital Accounts.

             (a) A separate Capital Account will be maintained for each Member. Each Member's Capital Account will be increased by: (1) the amount of money contributed by such Member to the Company; (2) the fair market value of property contributed by such Member to the Company (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to under Section 752 of the Code); (3) allocations to such Member of Net Profits;
(4) any items in the nature of income and gain that are specially allocated to the Member pursuant to Sections 7.2 or 7.3; (5) allocations to such Member of income described in Section 705(a)(1)(B) of the Code; and (6) the amount of any Company liabilities assumed by such Member or which are secured by property distributed to such Member. Each Member's Capital Account will be decreased by:
(1) the amount of money distributed to such Member by the Company; (2) the fair market value of property distributed to such Member by the Company (net of liabilities secured by such distributed property that such Member is considered to assume or take subject to under Section 752 of the Code); (3) allocations to such Member of expenditures described in Section 705(a)(2)(B) of the Code; (4) any items in the nature of deduction and loss that are specially allocated to the Member pursuant to Sections 7.2 or 7.3; (5) allocations to the account of such Member of Net Losses; and (6) the amount of any liabilities of such Member assumed by the Company or which are secured by any property contributed by such Member to the Company.

             (b) In the event of a permitted sale or exchange of a Membership Interest, the Capital Account of the transferor shall become the Capital Account of the transferee to the extent it relates to the transferred Membership Interest in accordance with Section 1.704-l(b)(2)(iv) of the Treasury Regulations.

             (c) The manner in which Capital Accounts are to be maintained pursuant to this Section 6.3 is intended to comply with the requirements of
Section 704(b) of the Code and the Treasury Regulations promulgated thereunder. If in the opinion of the Company's legal counsel the manner in which Capital Accounts are to be maintained pursuant to the preceding provisions of this
Section 6.3 should be modified in order to comply with Section 704(b) of the Code and the Treasury Regulations thereunder, then notwithstanding anything to the contrary contained in the preceding provisions of this Section 6.3, the method in which Capital Accounts are maintained shall be so modified; provided, however, that any change in the manner of maintaining Capital Accounts shall not materially alter the economic agreement between or among the Members.

             (d) Upon liquidation of the Company (or any Member's Membership Interest), liquidating distributions will be made in accordance with the positive Capital Account balances of the Members, as determined after taking into account all Capital Account adjustments for the Company's taxable year during which the liquidation occurs. Liquidation proceeds will be paid in accordance with Section 15.3(b). The Company may offset damages for breach of this Agreement by a Member whose interest is liquidated (either upon the withdrawal of the Member or the liquidation of the Company) against the amount otherwise distributable to such Member.

             (e) Except as otherwise required in the Act, no Member shall have any liability to restore all or any portion of a deficit balance in such Member's Capital Account; provided, however, that this Section 6.3(e) shall not affect such Member's obligations pursuant to Section 6.1 hereof.

             (f) Liability. No Member shall have any personal liability for any obligation of the Company.

             (g) No Interest on Capital Contributions. Members shall not be paid interest on their Capital Contributions.

             (h) Return of Capital Contributions. Except as otherwise provided in this Agreement, no Member shall have the right to receive the return of any Capital Contribution.

             (i) Form of Return of Capital. If a Member is entitled to receive a return of a Capital Contribution, the Member shall not have the right to receive anything but cash in return of the Member's Capital Contribution.

             (j) Loans. Any Member may, at any time, make or cause a loan to be made to the Company in any amount and on those terms upon which the Company and the Member agree.

                                   ARTICLE VII

                                   ALLOCATIONS

         7.1 Net Profits and Net Losses.

             (a) Net Profits. After giving effect to the special allocations set forth in Sections 7.2 and 7.3, the Net Profits of the Company for each Fiscal Year shall be allocated to the Members the following order and priority:

                  (i) First, to the Members in an amount equal to the excess, if any, of (A) the excess Net Losses allocated to the Members as a consequence of the application of Section 7.1(b)(ii) hereof for all prior Fiscal Years, over (B) the cumulative Net Profits allocated pursuant to this Section 7.1(a)(i) for all prior Fiscal Years; and

                  (ii) The balance, if any, to the Members in accordance with their Percentage Interests.

             (b) Net Losses. After giving effect to the special allocations set forth in Section 7.2 and 7.3, the Net Losses of the Company for each Fiscal Year shall be allocated to the Members in the following order and priority:

                  (i) Subject to the limitations set forth in Section 7.1(b)(ii), Net Losses shall be allocated to the Members in accordance with their Percentage Interests; and

                  (ii) The Net Losses allocated pursuant to Section 7.1(b)(i) hereof shall not exceed the maximum amount of Net Losses that can be so allocated without causing any Member to have an Adjusted Capital Account Deficit at the end of any Fiscal Year. In the event some but not all of the Members would have Adjusted Capital Account Deficits as a consequence of an allocation of Net Losses pursuant to Section 7.1(b)(i), the limitation set forth in this Section 7.1(b)(ii) shall be applied on a Member-by-Member basis so as to allocate the maximum permissible Net Losses to each Member under Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations.

         7.2 Special Allocations. The following special allocations shall be made in the following order:

             (a) Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(5), or Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(6), items of Company income and gain shall be specially allocated to each such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Adjusted Capital Account Deficit of such Member as quickly as possible, provided that an allocation pursuant to this Section 7.2(a) shall be made if and only to the extent that such

Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article VII have been tentatively made as if this Section 7.2(a) were not in the Agreement.

             (b) Section 754 Adjustment. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code
Section 743(b) is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) or Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4),
to be taken into account in determining Capital Accounts as the result of a distribution to a Member in complete liquidation of his interest in the Company, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in accordance with their Percentage Interests in the event that Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Members to whom such distribution was made in the event that Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

             (c) Allocations Relating to Taxable Issuance of Membership Interests. Any income, gain, loss, or deduction realized as a direct or indirect result of the issuance of an interest in the Company by the Company to a Member (the "Issuance Items") shall be allocated among the Members so that, to the extent possible, the net amount of such Issuance Items, together with all other allocations under this Agreement to each Member, shall be equal to the net amount that would have been allocated to each such Member if the Issuance Items had not been realized.

         7.3 Curative Allocations. The allocations set forth in Sections 7.2(a) and 7.2(b) hereof (the "Regulatory Allocations") are intended to comply with certain requirements of the Treasury Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss, or deduction pursuant to this Section 7.3. Therefore, notwithstanding any other provision of this Article VII (other than the Regulatory Allocations), the President shall make such offsetting special allocations of Company income, gain, loss, or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Member's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of the Agreement and all Company items were allocated pursuant to
Section 7.1.

         7.4 Other Allocation Rules.

             (a) All Net Profits and Net Losses allocated to the Members shall be allocated among them in proportion to the Percentage Interests held by each Member. In the event additional Members are admitted to the Company pursuant to
Article XIV hereof on different dates during any Fiscal Year, the Net Profits (or Net Losses) allocated to the Members for each such Fiscal Year shall be allocated among the Members in proportion to Percentage Interest each holds from time to time during such Fiscal Year in accordance with Code Section 706, using any convention permitted by law and selected by the President. In such event, subsequent allocations of Net Losses (or Net Profits) pursuant to Section 7.1 hereof shall be allocated (i) first, so as to offset the Net Profits (or Net Losses) allocated for such Fiscal Year or Fiscal Years, and (ii) the balance, if any, to the Members in proportion to the Percentage Interests held by each.

             (b) For purposes of determining the Net Profits, Net Losses or any other items allocable to any period, Net Profits, Net Losses, and any such other items shall be determined on a daily, monthly, or other basis, as determined by the Board of Managers using any permissible method under Code Section 706 and the Treasury Regulations thereunder.

             (c) The Members are aware of the income tax consequences of the allocations made by this Article VII and hereby agree to be bound by the provisions of this Article VII in reporting their shares of Company income and loss for income tax purposes.

         7.5 Tax Allocations: Code Section 704(c). In accordance with Code
Section 704(c) and the Treasury Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its initial Gross Asset Value (computed in accordance with Section 1(p)(i) hereof).

         In the event the Gross Asset Value of any Company asset is adjusted pursuant to Section 1(p)(ii) hereof, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Treasury Regulations thereunder.

         Any elections or other decisions relating to such allocations shall be made by the Board of Managers in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 7.5 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Person's Capital Account or share of Net Profits, Net Losses, other items, or distributions pursuant to any provision of this Agreement.

                                  ARTICLE VIII

                                  DISTRIBUTIONS

         8.1 Net Cash Flow. Except as otherwise provided in Sections 8.4 and
15.3 hereof, Net Cash Flow shall be distributed, at such times and in such amounts as the Board of Managers may determine in the following order and priority:

             (a) First, to the Members in proportion to their relative Adjusted Cash Contributions until their Adjusted Cash Contributions are reduced to zero;

             (b) Second, to the Members in proportion to their relative Adjusted Stock Contributions until their Adjusted Stock Contributions are reduced to zero; and

             (c) The balance, if any, to the Members in accordance with their Percentage Interests.

         8.2 Division Among Members. Except as specifically provided in Sections
8.1 and 15.3(b)(ii) hereof or as otherwise provided in this Agreement, all distributions to the Members pursuant to this Article VIII shall be divided among them in proportion to the Percentage Interests held by each.

         8.3 Amounts Withheld. All amounts withheld pursuant to the Code or any provision of any state or local tax law with respect to any payment, distribution, or allocation to the Company, or the Members shall be treated as amounts distributed to the Members pursuant to this Article VIII for all purposes under this Agreement. The President is authorized to withhold from distributions, or with respect to allocations, to the Members and to pay over to federal, state, or local government any amounts required to be so withheld pursuant to the Code or any provisions of any other federal, state, or local law and shall allocate such amounts to the Members with respect to which such amount was withheld.

         8.4 Distributions to Pay Taxes. Each Member agrees that the Company will use its best efforts to make distributions of money to the Members sufficient to pay the federal and state income taxes (using an assumed tax rate equal to the Combined Rate (as defined below)) on the Net Profits or other items of income or gain that pass through from the Company, net of any tax benefits produced by Net Losses, deductions, and credits that pass through to the Members. The "Combined Rate" shall be equal to: (i) the highest marginal federal individual income tax rate (the "Federal Rate") plus (ii) the highest marginal individual income tax rate for the Commonwealth of Pennsylvania multiplied by the sum of one(1) minus the Federal Rate. For purposes of this Section 8.4, a distribution shall be treated as made with respect to a particular Company Fiscal Year (i) if made during the Fiscal Year and not designated by the Company as made with respect to another year, or (ii) if specifically designated by the Company as made with respect to that particular Fiscal Year.

         8.5 Limitation Upon Distributions. Notwithstanding the provisions of this Article VIII, no distribution shall be declared and paid unless, after the distribution is made, the assets of the Company are in excess of all liabilities of the Company, except liabilities to Members on account of their contributions.

                                   ARTICLE IX

                               MEETINGS OF MEMBERS

         9.1 Meetings. The annual meeting of Members shall be held at such place as the Board of Managers may designate on the second Tuesday of the third month following the close of the Fiscal Year for the purpose of election of the Board of Managers and transacting such other business as may properly come before the meeting. Special meetings of the Members, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President or any Member or Members who hold in the aggregate at least twenty percent (20%) in Percentage Interests of the Company.

         9.2 Place of Meetings. The Board of Managers may designate any place, either within or outside the State of Delaware, as the place of meeting for any meeting of the Members. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal executive office of the Company.

         9.3 Notice of Meetings. Written notice stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called shall be delivered not less than ten (10) nor more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the President or person calling the meeting, to each Member entitled to vote at such meeting.

         9.4 Record Date. For the purpose of determining Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any distribution, or in order to make a determination of Members for any other purpose, the date on which notice of the meeting is mailed or the date on which the resolution declaring such distribution is adopted, as the case may be, shall be the record date for such determination of Members.

         9.5 Quorum. Members holding at least a majority in Percentage Interest of the Membership Interests entitled to vote on matters to be discussed at the meetings, represented in person or by proxy, shall constitute a quorum at any meeting of Members. In the absence of a quorum at any such meeting, a majority of the Percentage Interests so represented may adjourn the meeting from time to time for a period not to exceed 60 days without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The Members present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal during such meeting of that number of Percentage Interests whose absence would cause less than a quorum.

         9.6 Manner of Acting. The affirmative vote of Members holding a Majority Interest shall be the act of the Members, unless the vote of a greater or lesser proportion or number is otherwise required by the Act, by the Certificate, or by this Agreement.

         9.7 Proxies. At all meetings of Members, a Member may vote in person or by proxy executed in writing by the Member or by a duly authorized attorney-in-fact. Such proxy shall be filed with the President before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

         9.8 Action by Members Without a Meeting. Action required or permitted to be taken at a meeting of Members may be taken without a meeting if the action is evidenced by one or more written consents describing the action taken, signed by each Member entitled to vote and delivered to the President for inclusion in the minutes or for filing with the Company records.

         9.9 Waiver of Notice. When any notice is required to be given to any Member, a waiver thereof in writing signed by the person entitled to such notice, whether before, at, or after the time stated therein, shall be equivalent to the giving of such notice.

         9.10 Participation in Meetings by Telephone. Any one or more of the Members may participate in a meeting of the Members by means of conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

                                    ARTICLE X

                                BOARD OF MANAGERS

         10.1 Board of Managers. The business and affairs of the Company shall be managed by or under the direction of the Board of Managers. After the initial election (if any) of Managers by the organizer of the Company, the Board of Managers shall consist of five (5) individuals, all of which shall be elected by the Members.

         10.2 Resignation. A Manager may resign at any time by giving a written resignation to the President or the Secretary of the Company. The resignation shall be effective without acceptance when such resignation is actually received, unless the resignation specifies a later effective time.

         10.3 Removal of Managers. Unless otherwise provided in the Certificate, the Members may remove one (1) or more Managers with or without cause at any time. A Manager may be removed only if the Percentage Interests cast to remove him exceed the Percentage Interests cast not to remove him. A Manager may be removed by the Members only at a meeting called for the purpose of removing the Manager and the meeting notice shall state that the purpose, or one (1) of the purposes, of the meeting is removal of one (1) or more Managers.

         10.4 Vacancies. If a vacancy occurs on the Board of Managers, the Members may fill the vacancy.

         10.5 Regular Meetings of the Board of Managers. Regular meetings of the Board of Managers shall be held in or out of the State of Delaware each and every year immediately following the adjournment of the annual meeting of Members of the Company. Regular meetings of the Board of Managers shall be held without notice of the date, time, place or purpose of the meeting.

         10.6 Special Meetings of the Board of Managers. Special meetings may be called by the President, or by the lesser of a majority of the Managers or any two (2) Managers.

         10.7 Notice of Meetings. Special meetings of the Board of Managers shall be preceded by at least two (2) days' notice of the date, time and place of the meeting. The notice need not describe the purpose of the special meeting, unless one of the purposes is removal of one (1) or many Managers. Notice shall be in writing. A Manager may waive any notice required by this Agreement, the Certificate, or the Act, before or after the date and time stated in the notice. The waiver must be in writing, signed by the Manager entitled to the notice, and filed with the minutes or other records of the Company. A Manager's attendance at or participation in a meeting waives any required notice to the Manager of the meeting unless the Manager at the beginning of the meeting (or promptly upon arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to any action taken at the meeting.

         10.8 Participation by Electronic Communication. Unless otherwise provided in the Certificate, the Board of Managers shall permit any or all Managers to participate by or conduct the meeting through the use of any means of communication by which all Managers participating may simultaneously hear each other during the meeting.

         10.9 Action Without Meeting. Any action required or permitted to be taken at a Board of Managers' meeting, the affirmative vote of the number of Managers that would be necessary to authorize or to take such action at a meeting shall be the act of the Board of Managers.

         10.10 Quorum and Voting. Unless otherwise provided in the Certificate, a quorum of the Board of Managers shall consist of a majority of the fixed number of Managers. The affirmative vote of a majority of the Managers, or such greater vote required under the Certificate or this Agreement, shall be the act of the Board of Managers. A Manager who is present at a meeting of the Board of Manager when action is taken shall be deemed to have assented to the action taken unless: (i) the Manager objects at the beginning of the meeting (or promptly upon arrival) to holding it or transacting business at the meeting;
(ii) the Manager's dissent or abstention from the action taken is entered in the minutes of the meeting; or (iii) the Manager delivers written notice of dissent or abstention to the presiding officer of the meeting before its adjournment or to the Company immediately after adjournment of the meeting.

         10.11 Committees. The Board of Managers may create one (1) or more committees and delegate responsibilities to such committees in accordance with the provisions of Section 18-407 of the Act.

         10.12 Standard of Conduct. The standard of conduct and liability of a Manager shall be determined in accordance with Subchapter IV of the Act.

         10.13 Compensation. The compensation, if any, paid to the Board of Managers shall be determined by the affirmative vote of Members possessing a Majority Interest. No other fees, salaries or compensation shall be paid to the members of the Board of Managers (for their service as Managers) without the consent of Members possessing a Majority Interest.

         10.14 Actions Requiring Member Approval. Notwithstanding anything to the contrary contained in this Agreement, the Board of Managers shall not undertake any of the following without the approval of Members holding 662/3% of the Percentage Interests, except as otherwise provided herein:

             (a) Enter into any agreements with any Affiliate of any Member to provide services or resources to the Company for any type of consideration (i.e., cash or otherwise);

             (b) The approval of the Company's annual budget prior to the commencement of the budget year as well as all deviations in excess of five percent (5%) therefrom (the budget approval process will consist of a review of all significant financial items, including compensation and incentive packages for senior management, and other compensation arrangements linked to the financial performance of the Company);

             (c) The making of any loans by the Company to any individual or entity;

             (d) The creation of, or the modification of any of the terms of, any of the following financial arrangements: any security interest on any of the Company's assets or properties other than in the ordinary course of the Company's business; any guarantee by the Company of the obligations of any third party, whether a Member, Manager or employee of the Company or otherwise; or any indebtedness for borrowed money;

             (e) The entering into of any transaction between the Company and any Manager or officer of the Company or any company affiliated with any Manager or officer of the Company;

             (f) Entering into any arrangement with any employee or consultant pursuant to which the compensation or fee payable to such employee or consultant shall, wholly or partially, be contingent upon (i) a percentage of revenues of any client of the Company or (ii) profits of the Company;

             (g) The adoption or amendment of any profit sharing or other employee benefit plan;

             (h) Any transaction, including any capital expenditure or commitment involving in excess of $100,000 or an amount that represents a deviation of five percent (5%) or more from the Company's approved budget in respect of the period in which such expenditure or commitment is incurred;

             (i) A material change in the nature of the business of the Company;

             (j) The sale, exchange, lease, mortgage, pledge or other transfer of all or substantially all of the assets of the Company;

             (k) The acquisition, merger or consolidation of the Company with or into any other person or entity;

             (l) The admission of any new Members; and

             (m) The Company's engaging in business in any jurisdiction which does not provide for the registration or other legal recognition of limited liability companies.

                                   ARTICLE XI

                                    OFFICERS

         11.1 Powers. The day to day management and control of the Company, and its business and affairs, shall be conducted or exercised by, or under the direction and authority of, the Officers.

         11.2 Election and Term. At the regular meeting of the Board of Managers, or as soon thereafter as is conveniently possible, the Board of Managers shall elect a President and a Secretary and such other Officers as the Board of Managers may determine, who may include a Chairman of the Board of Managers, a vice chairman of the Board of Managers, one or more vice presidents, a treasurer, a controller and one or more assistant treasurers and assistant secretaries. The Board of Managers may elect Officers at such additional times as it deems advisable. Each Officer shall serve until his successor is elected and qualified or until his earlier resignation or removal. Any number of offices may be held by the same person, except the offices of President and Secretary.

         11.3 Duties. The duties and powers of the Officers shall be as follows:

             (a) President. The President shall be the chief executive officer of the Company, and, as such, shall be primarily responsible for the general management of the business of the Company and for implementing the policies and directives of the Board of Managers. The President shall have authority to make contracts on behalf of the Company in the ordinary course of the Company's business, shall be responsible to effect all orders and resolutions of the Members, shall sign and deliver in the name of the Company any deeds, mortgages, bonds, contracts, or other instruments pertaining to the business of the Company except as otherwise delegated or provided by law, shall preside at all meetings of the Members, and the Board of Managers during the absence or inability of the Chairman of the Board of Managers, and shall perform such other duties as from time to time may be assigned by the Board of Managers.

             (b) Chairman of the Board of Managers. The Board of Managers may, but is not required, to elect from one of its members a Chairman of the Board of Managers who shall preside at all meetings of Members and the Board of Managers, and shall perform such other duties as from time to time may be assigned by the Board of Managers.

             (c) Vice Presidents. The Vice President (or, if more than one, in the order designated by the Board of Managers) shall exercise the functions of the President during the absence or disability of the President and shall perform such other duties as may be assigned by the Chairman of the Board of Managers, the President or the Board of Managers.

             (d) Treasurer. The Treasurer shall be the chief financial officer of the Company, and, as such, shall have general supervision over the funds of the Company and the investment or deposit thereof, shall advise the Officers and, if requested, the Board of Managers regarding the financial condition of the Company, and perform such other duties as may be assigned by the Chairman of the Board of Managers or, the President or the Board of Managers.

             (e) Secretary. The Secretary shall attend all meetings of the Members, the Board of Managers, and any committees of the Board of Managers, and shall prepare and maintain minutes or records of proceedings of all such meetings in a book to be kept for that purpose. The Secretary shall give, or cause to be given, such notice as may be required of all meetings of the Members, the Board of Managers, and any committees of the Board of Managers, shall authenticate and certify records and proceedings of the Company, shall keep accurate membership records for the Company, and shall perform such other duties as may be assigned by the Chairman of the Board of Managers, the President or the Board of Managers.

         11.4 Standard of Conduct. The standard of conduct and liability of a Officer shall be determined in accordance with the Act.

         11.5 Compensation. No fees, salaries or compensation shall be paid to the Officers without the consent of the Board of Managers and a determination that such fees, salaries or other compensation are reasonable and on terms substantially similar to independent third-party agreements.

         11.6 Removal. Subject to compliance with any employment agreement or other contract with such Officer, the Board of Managers may remove any Officer at any time, with or without cause, but no such removal shall affect the contract rights, if any, of the person so removed.

         11.7 Resignation. An Officer may resign at any time by delivering written notice to the Company. A resignation is effective without acceptance when the notice is delivered to the Company, unless the notice specifies a later effective date. An Officer's resignation does not affect the Company's contract rights, if any, with the Officer.

                                   ARTICLE XII

                       NO EXCLUSIVE DUTY; INDEMNIFICATION

         12.1 Managers and Officers Have No Exclusive Duty to Company. Except as otherwise provided in this Agreement or pursuant to other employment contracts or agreements between a Manager or Officer and the Company, the Managers and Officers shall not be required to manage the Company as their sole and exclusive functions and they may have other business interests and may engage in other activities in addition to those relating to the Company.

Neither the Company nor any Member shall have any right, by virtue of this Agreement, to share or participate in such other investments or activities of the Managers or Officers or other Members or to the income or proceeds derived therefrom. No Manager or Officer shall incur any liability to the Company or to the Members as a result of engaging in any other business or venture.

         12.2 Indemnification of Managers and Officers.

             (a) The Company, its receiver, or its trustee (in the case of its receiver or trustee, to the extent of Company Property) shall indemnify, save harmless, and pay all judgments and claims against each Manager and Officer, or officer, director or manager of such Manager or Officer relating to any liability or damage incurred by reason of any act performed or omitted to be performed by such Manager or Officer, officer, director or manager in connection with the business of the Company, including attorneys' fees incurred by such Manager, Officer, officer, director, governor or manager in connection with the defense of any action based on any such act or omission, which attorneys' fees may be paid as incurred, including all such liabilities under federal and state securities laws (including the Securities Act of 1933, as amended) as permitted by law.

             (b) The Company, its receiver, or its trustee (in the case of its receiver or trustee, to the extent of Company Property) shall indemnify and hold harmless, to the maximum extent permitted by law, each Manager and Officer from and against any and all liabilities, sums paid in settlement of claims, obligations, charges, actions (formal or informal), claims (including, without limitation, claims for personal injury under any theory or for real or personal property damage), liens, taxes, administrative proceedings, losses, damages (including, without limitation, punitive damages), penalties, fines, court costs, administrative service fees, response and remediation costs, stabilization costs, encapsulation costs, treatment, storage or disposal costs, groundwater monitoring or environmental study, sampling or monitoring costs, other causes of action, and any other costs and reasonable expenses (including, without limitation, reasonable attorneys', experts', and consultants' fees and disbursements and investigating, laboratory and data review fees) imposed upon or incurred by any Manager or Officer (whether or not indemnified against by any other party) arising from and after the date of this Agreement directly or indirectly out of:

                  (i) the past, present or future treatment, storage, disposal, generation, use, transport, movement, presence, release, threatened release, spill, installation, sale, emission, injection, leaching, dumping, escaping or seeping of any hazardous substances, material containing or alleged to contain hazardous substances at or from any past, present, or future properties or assets of the Company; and/or

                  (ii) the violation or alleged violation by the Company or any third party of any environmental laws with regard to the past, present or future ownership, operation, use, or occupying of any property or asset of the Company.

             (c) In the event of any action by a Member against any Manager or Officer, including a Company derivative suit, the Company shall indemnify, save harmless, and pay all expenses of such Manager or Officer, including attorneys' fees, incurred in the defense of such action, if such Manager or Officer is successful in such action.

             (d) The Company shall indemnify, save harmless and pay all expenses, costs, or liabilities of any Manager or Officer who for the benefit of the Company makes any deposit, acquires any option, or makes any other similar payment or assumes any obligations in connection with any property proposed to be acquired by the Company and who suffers any financial loss as the result of such action.

             (e) Notwithstanding the provisions of Sections 12.2(a), 12.2(b), 12.2(c), and 12.2(d) above, no Manager or Officer shall be indemnified from any liability for fraud, bad faith, willful misconduct, or gross negligence.

             (f) Notwithstanding anything to the contrary in any of Sections 12.2(a), 12.2(b), 12.2(c), and 12.2(d) above, in the event that any provision in any of such Sections is determined to be invalid in whole or in part, such Section shall be enforced to the maximum extent permitted by law.

             (g) The Company shall be authorized, to the fullest extent of the law, to purchase insurance policies to insure against the risks that could give rise to any obligation under the provisions of this Section 12.2.

                                  ARTICLE XIII

                       DISPOSITION OF MEMBERSHIP INTERESTS

         13.1 Disposition. No Member may sell, assign, pledge, hypothecate, give, bequeath or otherwise transfer or dispose of

(the foregoing are hereinafter collectively referred to as a "Transfer") all or a portion of the Member's Membership Interest unless such Transfer is approved by the Board of Managers; provided, however, that a Member may pledge his Membership Interest as security for a debt without the approval of the Board of Managers if such pledge or hypothecation shall be made pursuant to a pledge or hypothecation agreement that requires the pledgee or secured party to be bound by all the terms and conditions of this Agreement.

         13.2 Option to Purchase Upon Bankruptcy or Termination of Employment.

             (a) The Company and thereafter the Members other than the Defaulting Member (the "Other Members") shall have the option to purchase the Membership Interest of any Member (the "Defaulting Member") who:

                  (i) is adjudged bankrupt or admits that he is insolvent (an "Insolvency");

                  (ii) is a full-time employee of the Company or APGC and such employment is terminated for cause under the terms of a written employment agreement with such Member (a "Termination For Cause"); or

                  (iii) is a full-time employee of the Company or APGC and such employment is terminated for any reason other than for cause under the terms of a written employment agreement with such Member (a "Termination Without Cause") (a Termination For Cause and a Termination Without Cause are collectively referred to herein as a "Termination of Employment").

             (b) The options to purchase shall extend to all Membership Interests of the Defaulting Member (the "Offered Interest").

             (c) To exercise the option, the Company shall, within 30 days from the occurrence of the Insolvency or the effective date of the Termination of Employment, give notice to the Defaulting Member that it will purchase all, but not less than all, of the Offered Interest. The Defaulting Member shall not vote (as a Manager or otherwise) upon whether the Company should purchase the Offered Interest. The notice from the Company (the "Company's Notice") must conform to the requirements for notices under this Agreement and be given to the Defaulting Member and the Other Members.

             (d) If the Company does not elect to purchase all of the Offered Interest, then the Other Members may purchase all but not less than all of the Offered Interest. Within sixty (60) days after the occurrence of the Insolvency or the effective date of the Termination of Employment, if the Other Members desire to purchase the remaining Offered Interests, it or they shall give notice to the Defaulting Member and the Company. The notices from the Other Members must conform to the requirements for notices under this Agreement and be given to the Defaulting Member and the Other Members.

             (e) At any time an option to purchase arises under this Section
13.2 and any Member fails to exercise his or its right to purchase his or its total pro rata portion (as defined in Section 13.2(g)) of the Offered Interests the Other Members who have elected to purchase their pro rata portion shall have an over-allotment option to purchase such remaining portion of the Offered Interests on a pro rata basis by giving notice to the Company and the other Members in a form that complies with the requirements of this Agreement within five (5) days from the date the Company provides notice to the Members of the amount of Offered Interests with respect to which Members have failed to exercise their rights under Section 13.2(d).

             (f) The purchase price for an Offered Interest pursuant to this
Section 13.2 shall be as follows: (i) in the case of an Insolvency or a Termination for Cause, the lesser of the Adjusted Cash Contribution with respect to the Offered Interest or the fair market value of the Offered Interest as determined by the Company's independent certified public accountants and (ii) in the case of a Termination Without Cause, the fair market value of the Offered Interest as determined by the Company's independent certified public accountants. Any sale pursuant to this Section 13.2 shall be closed in accordance with procedures similar to those set forth under Section 13.3 hereof.

             (g) For the purposes of this Section 13.2, any Member's "pro rata portion" shall be that fraction, the numerator of which is the Percentage Interest owned by such Member, and the denominator of which is the Percentage Interests owned by all Members (including such Member) purchasing Membership Interests being sold hereunder.

         13.3 Closing. Any purchase and sale to be effected pursuant to Section
13.2 hereof shall be closed in accordance with the following procedures:

             (a) The date of closing shall be a regular banking business day not less than thirty (30) nor more than ninety (90) days after the giving of the notice to the Defaulting Member by the person(s) purchasing the Offered Interest, and (b) the place of closing shall be the offices of the Company, unless the Other Members and the Member shall mutually agree to another place of closing.

             (b) On the date of closing, (i) such documents as may reasonably be deemed necessary by the attorneys for the Company or the Other Members to Transfer the Offered Interest being Transferred shall be delivered to the Company or the Other Members, (ii) the Company or the Other Members shall deliver as payment to the seller its or their cashier's check(s) in an amount equal to the price of the Offered Interest being Transferred.

         13.4 Conditions to Transfers. A Transfer shall not be permitted under
Article XIII hereof unless and until the following conditions are satisfied (or waived by the Company):

             (a) Except in the case of a Transfer at death or involuntarily by operation of law, the transferor and transferee shall execute and deliver to the Company such documents and instruments of conveyance as may be necessary or appropriate in the opinion of counsel to the Company to effect such Transfer and to confirm the agreement of the transferee to be bound by the provisions of this
Article XIII. In the case of a Transfer at death or involuntarily by operation of law, the Transfer shall be confirmed by presentation to the Company of legal evidence of such Transfer, in form and substance satisfactory to counsel to the Company.

             (b) Except in the case of a Transfer at death or involuntarily by operation of law, the transferor shall furnish to the Company an opinion of counsel, which counsel and opinion shall be satisfactory to the Company, that the Transfer will not cause the Company to terminate for federal income tax purposes.

             (c) The transferor and transferee shall furnish the Company with the transferee's taxpayer identification number and sufficient information to determine the transferee's initial tax basis in the Membership Interest transferred, and any other information reasonably necessary to permit the Company to file all required federal and state tax returns and other legally required information statements or returns. Without limiting the generality of the foregoing, the Company shall not be required to make any distribution otherwise provided for in this Agreement with respect to any transferred interest in the Company until it has received such information.

             (d) Except in the case of a Transfer of an interest in the Company at death or involuntarily by operation of law, either (a) such interest shall be registered under the Securities

Act of 1933, as amended, and any applicable state securities laws, or (b) the transferor shall provide an opinion of counsel, which opinion and counsel shall be satisfactory to the Company, to the effect that such Transfer is exempt from all applicable registration requirements and that such Transfer will not violate any applicable laws regulating the Transfer of securities.

             (e) Except in the case of a Transfer of an interest in the Company at death or involuntarily by operation of law, the transferor shall provide an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Board of Managers, to the effect that such Transfer will not cause the Company to be deemed to be an "investment company" under the Investment Company Act of 1940.

             (f) Any purported Transfer of an interest in the Company that does not comply with the requirements of this Article XIII shall be null and void and of no force or effect whatsoever; provided that, if the Company is required to recognize a Transfer that is not permitted (or if the Company, in its sole discretion, elects to recognize a Transfer that is not a permitted hereunder), the interest Transferred shall be strictly limited to the transferor's rights to allocations and distributions as provided by this Agreement with respect to the transferred interest in the Company, which allocations and distributions may be applied (without limiting any other legal or equitable rights of the Company) to satisfy the debts, obligations, or liabilities for damages that the transferor or transferee of such interest may have to the Company. In the case of a Transfer or attempted Transfer of an interest in the Company that does not comply with the requirements of this Article XIII, the parties engaging or attempting to engage in such Transfer shall be liable to indemnify and hold harmless the Company and the Members from all cost, liability, and damage that any of such indemnified Persons may incur (including, without limitation, incremental tax liability and attorneys' fees and expenses) as a result of such Transfer or attempted Transfer and efforts to enforce the indemnity granted hereby.

         13.5 Acknowledgment. Each Member hereby acknowledges the reasonableness of the prohibitions contained in this Article XIII in view of the purposes of the Company and the relationship of the Members.

                                   ARTICLE XIV

                  ADMISSION OF ASSIGNEES AND ADDITIONAL MEMBERS

         14.1 Rights of Assignees. Until admitted as a Member in accordance with
Section 14.2 hereof, the assignee of all or any portion of a Membership Interest has no right to participate in the management and affairs of the Company or to become a Member.

         14.2 Admission of New Members. An assignee of a Membership Interest in compliance with Article XIII shall be admitted as a new Member and admitted to all the rights of the Member who initially assigned the Membership Interest only with the approval of the Board of Managers. If so admitted, the substituted Member has all the rights and powers and is subject to all the restrictions and liabilities of the Member originally assigning the Membership Interest. The admission of a substituted Member, without more, shall not release the Member originally assigning the Membership Interest from any liability to the Company that may have existed prior to the approval.

         14.3 Admission of Additional Members. The Board of Managers must approve the admission of additional Members and determine Membership Interests and Capital Contributions of such Members.

                                   ARTICLE XV

                           DISSOLUTION AND TERMINATION

         15.1 Dissolution.

             (a) The Company shall be dissolved upon the occurrence of any of the following events:

                  (i) on December 31, 1999, in the event that the Company or an affiliate of the Company has failed to merge with APGC by such date or at any time upon the written agreement of Members possessing a Majority Interest; or

                  (ii) the sale or disposition of all or substantially all of the assets of the Company; or

                  (iii) upon the entry of a decree of judicial dissolution under
         Section 18-802 of the Act.

             (b) As soon as possible following the occurrence of any of the events specified in this Section 15.1 effecting the dissolution of the Company, the appropriate representative of the Company shall, if required, execute a notice of dissolution in such form as shall be prescribed by the Delaware Secretary of State and file same with the Delaware Secretary of State's office.

             (c) Except as expressly permitted in this Agreement or otherwise approved by the Board of Managers, no Member, Manager or Officer shall voluntarily take any action that directly causes a dissolution of the Company.

         15.2 Effect of Event of Dissolution. Upon the occurrence of the event of dissolution, the Company shall cease to carry on its business, except insofar as may be necessary for the winding up of its business, but its separate existence shall continue until its certificate of cancellation has been filed with the Delaware Secretary of State or until a decree dissolving the Company has been entered by a court of competent jurisdiction.

         15.3 Winding Up, Liquidation and Distribution of Assets.

             (a) Upon dissolution, an accounting shall be made by the Company's independent accountants of the accounts of the Company and of the Company's assets, liabilities and operations, from the date of the last previous accounting until the date of dissolution. The President under the direction of the Board of Managers shall immediately proceed to wind up the affairs of the Company.

             (b) If the Company is dissolved and its affairs are to be wound up, the Company's assets shall be distributed in the following order and priority:

                  (i) to creditors, including Members who are creditors, to the extent and in the order permitted by law, in satisfaction of the Company's liabilities;

                  (ii) to the Members in an amount equal to their Adjusted Cash Contributions;

                  (iii) to the Members in an amount equal to their Adjusted Stock Contributions; and

                  (iv) the balance, if any, to the Members in accordance with their positive Capital Accounts, after giving effect to all contributions, distributions, and allocations for all periods.

             (c) Notwithstanding anything to the contrary in this Agreement, upon a liquidation within the meaning of Section 1.704-l(b)(2)(ii)(g) of the Treasury Regulations, if any Member has a deficit Capital Account (after giving effect to all contributions, distributions, allocations and other Capital Account adjustments for all taxable years, including the year during which such liquidation occurs), such Member shall have no obligation to make any Capital Contribution, and the negative balance of such

Member's Capital Account shall not be considered a debt owed by such Member to the Company or to any other Person for any purpose whatsoever.

         15.4 Certificate of Cancellation. Upon completion of the winding up, liquidation and distribution of the assets, the Company shall be deemed terminated. The Managers and Officers shall comply with any applicable requirements of applicable law pertaining to the winding up of the affairs of the Company and the final distribution of its assets. When all debts, liabilities and obligations have been paid and discharged or adequate provisions have been made therefor and all of the remaining property and assets have been distributed to the Members, a certificate of cancellation shall be executed and filed in accordance with the Act. Upon the filing of the certificate of cancellation, the existence of the Company shall cease.

         15.5 Return of Contribution Nonrecourse to Other Members. Except as provided by law or as expressly provided in this Agreement, upon dissolution, each Member shall look solely to the assets of the Company for the return of its Capital Contribution. If the Company property remaining after the payment or discharge of the debts and liabilities of the Company is insufficient to return the cash contribution of one or more Members, such Member or Members shall have no recourse against any other Member.

                                   ARTICLE XVI

                            MISCELLANEOUS PROVISIONS

         16.1 Notices. Any notice, demand, or communication required or permitted to be given by any provision of this Agreement shall be deemed to have been sufficiently given or served for all purposes if delivered personally to the party or to an executive officer of the party to whom the same is directed or, if sent by registered or certified mail, postage and charges prepaid, addressed to the Member's and/or Company's address, as appropriate, which is set forth in this Agreement. Except as otherwise provided herein, any such notice shall be deemed to be given three business days after the date on which the same was deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and sent as aforesaid.

         16.2 Application of Delaware Law. This Agreement and the application or interpretation hereof, shall be governed exclusively by its terms and by the laws of the State of Delaware, and specifically the Act.

         16.3 Waiver of Action for Partition. Each Member irrevocably waives during the term of the Company any right that it may have to maintain any action for partition with respect to the property of the Company.

         16.4 Amendments. This Agreement may not be amended except by the written agreement of Members possessing a Majority Interest; provided, however, that this Agreement shall not be amended without the consent of each Member adversely affected if such amendment would (i) modify the limited liability of a Member, (ii) alter the interest of a Member in Net Profits, Net Losses, other items of income or loss, or any Company distributions, or (iii) alter the voting rights of a Member.

         16.5 Construction. Whenever the singular number is used in this Agreement and when required by the context, the same shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa.

         16.6 Headings and Pronouns. The headings in this Agreement are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Agreement or any provision hereof.

         16.7 Time. Time is of the essence with respect to this Agreement.

         16.8 Waivers. The failure of any party to seek redress for violation of or to insist upon the strict performance of any covenant or condition of this Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation.

         16.9 Successors and Assigns. Each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the parties hereto and, to the extent permitted by this Agreement, their respective legal representatives, successors and assigns.

         16.10 Creditors. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company.

         16.11 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

         16.12 Representations and Warranties. Each Member hereby represents and warrants to each other Member that:

             (a) the Member is acquiring a Membership Interest for the Member's own account as an investment and without an intent to distribute the Membership Interest; and

             (b) the Member acknowledges that the Membership Interests have not registered under the Securities Act of 1933, as amended, or any state securities laws, and may not be resold or transferred by the Member without appropriate registration or the availability of an exemption from such requirements.

         16.13 Offset. Whenever the Company is to pay any sum to any Member, any amounts that Member owes the Company may be deducted from that sum before payment.

         16.14 Assurances. Each Member shall execute all such certificates and other documents and shall do all such filing, recording, publishing and other acts as the Board of Managers deem appropriate to comply with the requirements of law for the formation and operation of the Company and to comply with any laws, rules, and regulations to the acquisition, operation, or holding of the property of the Company.

         16.15 Specific Performance. The parties recognize that irreparable injury will result from a breach of any provision of this Agreement and that money damages will be inadequate to fully remedy the injury. Accordingly, in the event of a breach or threatened breach of one or more of the provisions of this Agreement, any party who may be injured (in addition to any other remedies which may be available to that party) shall be entitled to one or more preliminary or permanent orders (a) restraining and enjoining any act which would constitute a breach or (b) compelling the performance of any obligation which, if not performed, would constitute a breach.

         16.16 Complete Agreement. This Agreement and the Contribution Agreements signed by the Members constitutes the complete and exclusive statement of the agreement among the Members and the Company. They supersede all prior written and oral statements, including any prior representation, statement, condition, or warranty.

         16.17 Jurisdiction and Venue. The parties agree to submit to arbitration any dispute related to this Agreement and agree that the arbitration process shall be the exclusive means for resolving disputes which the parties cannot resolve. Any arbitration hereunder shall be conducted under the Dispute Resolution Rules of the American Arbitration Association ("AAA") as modified herein. Arbitration proceedings shall take place in Chattanooga, Tennessee, before a single arbitrator who shall be a lawyer. All arbitration proceedings shall be confidential.

Neither party shall disclose any information about the evidence produced by the other party in the arbitration proceedings, except in the course of judicial, regulatory, or arbitration proceeding, or as may be demanded by government authority. Before making any disclosure permitted by the preceding sentence, a party shall give the other party reasonable advance written notice of the intended disclosure and an opportunity to prevent disclosure. In connection with any arbitration provisions hereunder, each party shall have the right to take the deposition of one individual and any expert witness retained by the other party. Additional discovery may be had only where the arbitrator so orders, upon a showing of substantial need. Only evidence that is directly relevant to the issues may be obtained in discovery. Each party bears the burden of persuasion of any claim or counterclaim raised by that party. The arbitration provisions of this Agreement shall not prevent any party from obtaining injunctive relief from a court of competent jurisdiction to enforce the obligations for which such party may obtain provisional relief pending a decision on the merits by the arbitrator. Each of the parties hereby consents to the jurisdiction of Tennessee courts for such purpose. The arbitrator shall have authority to award any remedy or relief that a court of the State of Tennessee could grant in conformity to applicable law, except that the arbitrator shall have no authority to award attorneys' fees or punitive damages. Any arbitration award shall be accompanied by a written statement containing a summary of the issues in controversy, a description of the award, and an explanation of the reasons for the award. The arbitrator's award shall be final and judgment may be entered upon such award by any court.

         16.18 Separability of Provisions. Each provision of this Agreement shall be considered separable; and if, for any reason, any provision or provisions herein are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect those portions of this Agreement which are valid.

         16.19 Estoppel Certificate. Each Member shall, within ten (10) days after written request by any Member, deliver to the requesting person a certificate stating, to the Member's knowledge, that: (a) this Agreement is in full force and effect; (b) this Agreement has not been modified except by any instrument or instruments identified in the certificate; and (c) there is no default hereunder by the requesting person, or if there is a default, the nature and extent thereof.

         16.20 No Partnership Intended for Non-Tax Purposes. The Members have formed the Company pursuant to the Act, and expressly do not intend to form a partnership or a limited partnership, except for federal and state income tax purposes. The Members do not intend to be partners one to another, or partners as to any third party. To the extent any Member, by word or action, represents to another person that any other Member is a partner or that the Company is a partnership, the Member making such wrongful representation shall be liable to any other Member who incurs personal liability by reason of such wrongful representation. Subject to the foregoing, the Members will make and will cause the Company to make all appropriate filings to elect to be taxed as an unincorporated entity.

         16.21 Confidentiality. Each of the Members agrees to treat as confidential information which they receive as a consequence of their relationship under this Agreement ("Confidential Information") including, but not limited to, the following:

             (a) profit and loss statements;

             (b) balance sheets;

             (c) supply sources;

             (d) business and marketing plans; and

             (e) agreements and arrangements with third parties.

             Each of the Members agrees not to disclose the Confidential Information to any third party (other than their respective advisors) except with the written consent of the party which first disclosed the Confidential Information and then only on the basis that the confidentiality of the Confidential Information is respected in the same manner as provided in this Agreement. The obligation to maintain confidentiality shall not include information:

             (v) in the possession of the receiving party prior to disclosure by the other party;

             (w) which the receiving party is required to provide to a third party by applicable law, rule or regulation;

             (x) which is or becomes public other than by a breach of this
                 Agreement;

             (y) which is or becomes available on a non-confidential basis from any source if such source was not, to the best of the receiving party's knowledge, subject to any prohibition against transmitting the information to the receiving party; or

             (z) developed or acquired independently by or for the receiving party without reference to any Confidential Information. This obligation shall survive the termination of this Agreement until the Confidential Information becomes generally known or available by publication, commercial use or otherwise than by breach of this Agreement.

         IN WITNESS WHEREOF, this Agreement has been executed by the Members as evidenced by their signature on the attached signature page to be effective as of the date first above written.

                             MEMBER'S SIGNATURE PAGE

         The undersigned agrees to become a Member in APGC Holdings Company, LLC, and shall be bound by all the terms of the limited liability company agreement to which this signature page is attached.

                                          /s/ John T. Lupton
                                          --------------------------------------
                                          John T. Lupton

                             MEMBER'S SIGNATURE PAGE

         The undersigned agrees to become a Member in APGC Holdings Company, LLC, and shall be bound by all the terms of the limited liability company agreement to which this signature page is attached.


                                       JOHN T. LUPTON TRUST



                                       By: /s/ John T. Lupton
                                          --------------------------------------
                                          Trustee


                                       By: /s/ David S. Gonzenbach
                                          --------------------------------------
                                          Trustee


                                       By: /s/ Joel W. Richardson, Jr.
                                          --------------------------------------
                                          Trustee

                             MEMBER'S SIGNATURE PAGE

         The undersigned agrees to become a Member in APGC Holdings Company, LLC, and shall be bound by all the terms of the limited liability company agreement to which this signature page is attached.


                                          /s/ Arnold D. Palmer
                                          --------------------------------------
                                          Arnold D. Palmer

                             MEMBER'S SIGNATURE PAGE

         The undersigned agrees to become a Member in APGC Holdings Company, LLC, and shall be bound by all the terms of the limited liability company agreement to which this signature page is attached.

                                          /s/ Cindy L. Davis
                                          --------------------------------------
                                          Cindy L. Davis

                                    EXHIBIT A
                                       to
                     Limited Liability Company Agreement of
                           APGC Holdings Company, LLC

                             Cash           Stock          Total       Percentage
Member                   Contribution   Contribution   Contribution     Interest
------                   ------------   ------------   ------------     --------
John T.  Lupton           $2,515,000      $610,727      $3,125,727       63.61%
John T.  Lupton Trust             --       998,800         998,800       20.33%
Arnold D.  Palmer            385,000       304,134         689,134       14.02%
Cindy L.  Davis              100,000            --         100,000        2.04%






                                       A-1